Exhibit (a)(1)(A)

AMENDMENT TO
PUT RIGHT NOTICE
TO HOLDERS OF
0% CONVERTIBLE SENIOR NOTES DUE 2024
ISSUED BY
PINDUODUO INC.
CUSIP No. 722304AB8 and CUSIP No. G7115TAA41

Reference is made to that certain Indenture, dated as of September 27, 2019 (the “Indenture”), by and between Pinduoduo Inc. (the “Company”) and Deutsche Bank Trust Company Americas, as trustee and paying agent (the “Trustee” and the “Paying Agent”), for the Company’s 0% Convertible Senior Notes due 2024 (the “Notes”). Reference is further made to that certain Put Right Notice to Holders of 0% Convertible Senior Notes Due 2024 Issued by Pinduoduo Inc., dated as of September 2, 2022 (the “Put Right Notice”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Indenture or to the Put Right Notice, as the case may be.

Notice is hereby given that the Put Right Notice is hereby amended and supplemented as follows:

Your right to exercise the Put Right, which was previously set to expire at 5:00 p.m., New York City time, on Thursday, September 29, 2022, will now expire at 11:59 p.m., New York City time, on Friday, September 30, 2022 (the “Expiration Date”). The deadline for the exercise of the right to withdraw a previous exercise of the Put Right, which was previously set at 5:00 p.m., New York City time, on Thursday, September 29, 2022, will now also be 11:59 p.m., New York City time, on Friday, September 30, 2022. The Repurchase Price will be paid in cash with respect to any and all Notes validly surrendered for repurchase and not withdrawn prior to 11:59 p.m., New York City time, on Friday, September 30, 2022. All references in the Put Right Notice to an expiration date of 5:00 p.m., New York City time, on Thursday, September 29, 2022 are hereby amended to be references to an expiration date of 11:59 p.m., New York City time, on Friday, September 30, 2022. All references in the Put Right Notice to the second Business Day immediately preceding or prior to the Repurchase Date are hereby amended to be references to the first Business Day immediately preceding or prior to the Repurchase Date.

Prior to 5:00 p.m., New York City time, on Friday, September 30, 2022, Holders of Notes in global form that wish to exercise their Put Right with respect to such Notes must deliver such Notes through the transmittal procedures of the Depository Trust Company (“DTC”). Notes delivered through the transmittal procedures of DTC for purchase may be withdrawn, in whole or in part, at any time prior to 5:00 p.m., New York City time, on Friday, September 30, 2022, by complying with the withdrawal procedures of DTC. The surrender by a Holder of any Notes to DTC via the transmittal procedures of DTC’s Automated Tender Offer Program will constitute delivery of a Repurchase Notice that satisfies such Holder’s notice requirements for its exercise of its Put Right.

Holders of Notes in global form can exercise the Put Right with respect to such Notes between 5:00 p.m. and 11:59 p.m., New York City time, on Friday, September 30, 2022. To do so, Holders must complete and sign a Repurchase Notice in the form attached to the Put Right Notice as Annex A in accordance with the instructions set forth therein, have the signature thereon guaranteed and deliver such manually signed Repurchase Notice to the Paying Agent prior to 11:59 p.m., New York City time, on Friday, September 30, 2022. All signatures on a Repurchase Notice must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program.

Holders of Notes in global form can withdraw their previous exercise of the Put Right with respect to such Notes between 5:00 p.m. and 11:59 p.m., New York City time, on Friday, September 30, 2022. To do so, Holders must complete and sign a notice of withdrawal specifying (1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be US$1,000 aggregate principal amount or an integral multiple thereof, (2) the DTC participant number in respect of which such notice of withdrawal is being submitted, and (3) the principal amount, if any, of such Note which remains subject to the Repurchase Notice, which portion must be US$1,000 aggregate principal amount or an integral multiple thereof, and deliver such manually signed notice of withdrawal to the Paying Agent prior to 11:59 p.m., New York City time, on Friday, September 30, 2022. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program.

[1]	These CUSIP numbers are included solely for the convenience of the holders of Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness with respect to the Notes or as indicated in this Put Right Notice.

For purposes of the Put Right Notice, the address of the Paying Agent is:

By Regular, Registered or Certified Mail or Overnight Courier:	For Information or Confirmation During Regular Business Hours:

DB Services Americas, Inc.	Telephone: +1 (800) 735-7777
5022 Gate Parkway Suite 200	Email: db.reorg@db.com
MS JCK01-0218
Jacksonville, FL 32256	For Information or Confirmation after 5:00 p.m. (New York City Time) on September 30, 2022:
U.S.A.

Telephone: +1 (877) 843-9767
+1 (904) 271-2503
Email: db.reorg@db.com

Dated: September 19, 2022

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